SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

                           Check the appropriate box:

              [x] Preliminary Information Statement
              [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
              [ ] Definitive Information Statement

                          TURBODYNE TECHNOLOGIES, INC.
                Name of Registrant as Specified in its Charter)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [X] No fee required

              [ ] Fee computed on table below per Exchange Act Rules 14c-5(g)
                  and 0-11.

              (1) Title of each class of securities to which transaction applies: N/A.

              (2) Aggregate number of securities to which transaction applies: N/A.

              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

              (4)   Proposed maximum aggregate value of transaction: N/A.

              (5)   Total fee paid: N/A.

              [  ]  Fee paid previously with preliminary materials.

              [  ]  Check box if any part of the fee is offset as provided by
                    Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

              (1)   Amount Previously Paid: $0.
              (2)   Form, Schedule or Registration Statement No.: N/A
              (3)   Filing Party: N/A
              (4)   Date Filed: N/A

                             NEVADA                       95-4699061
                  ------------------------------ -----------------------------
                 (State or other jurisdiction of       (I.R.S. Employer
                      Identification No.         incorporation or organization)

                          TURBODYNE TECHNOLOGIES, INC.

              888 SEVENTH AVENUE, 17TH FLOOR                    10106
              NEW YORK, NY
              ----------------------------------------        ---------
              (Address of principal executive offices)        (Zip Code)

              Registrant's telephone number including area code     646-833-4901
                                                                    ------------
              Contact Person:                                       Jason Meyers
                                                                    ------------

                          TURBODYNE TECHNOLOGIES, INC.
                         888 SEVENTH AVENUE, 17TH FLOOR
                          NEW YORK, NEW YORK, NY 10106
                                  646-833-4901

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

To Our Stockholders:

This Information Statement is being furnished to the shareholders of Turbodyne Technologies, Inc., a Nevada corporation, (the "Company" or "Turbodyne" or "us","we" or "our"), as of the close of business on May 23, 2012 (the " Record Date "), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the " Exchange Act "). This Information Statement relates to a written consent in lieu of a meeting, dated May 23, 2012, (the "Consent ") of a stockholders owning a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the "Majority Stockholders") which Consent authorized and approved :

1. A reverse stock split of our issued and outstanding common stock on a twenty
(20) shares into one (1) share basis ("Reverse Split"), without changing our authorized capitalization, consisting of 1,000,000,000 shares of common capital stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share and authorizing an amendment to reflect the forgoing .

2 An Amendment to the Articles of Incorporation to change the name of the Company to Electronic Propulsion Labs, Inc.

3. An Amendment to the Articles of Incorporation to eliminate a requirement for a classified board of directors.

4. Ratification of a resolution of the sole director authorizing the issuance of convertible notes to two officers, including the sole director, in satisfaction of past due compensation and for the extension of consulting agreements with such individuals.

The Reverse Split , Amendments and ratification are described in greater detail in the information statement accompanying this notice (the "Information Statement"). The Consent that we have received constitutes the only stockholder approval required to amend the Articles of Incorporation under the Nevada Revised Statutes and for the ratification action. In accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, any amendment to the Articles of Incorporation provided for in the written consent will not be effective until 20 days from the date of mailing of the Information Statement to our shareholders and after the filing of the Amendment with the Secretary of State of Nevada. The Amendment will be filed at a future date and time determined by the Board of Directors. A copy of the Amendment is attached to the Information Statement as an Exhibit.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority in voting power of the Company's outstanding stock satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

Only stockholders of record at the close of business on May 23, 2012 shall be given a copy of the Information Statement. The date on which the Information Statement will be sent to stockholders will be on or about June 11, 2012.

The accompanying Information Statement is for information purposes only. Please read it carefully.

June 11, 2012

                                               Very truly yours
                                               /s/ Jason M. Meyers
                                              ---------------------
                                              Chairman & Chief Executive Officer

                          TURBODYNE TECHNOLOGIES, INC.
                         888 SEVENTH AVENUE, 17TH FLOOR
                          NEW YORK, NEW YORK, NY 10106
                                  646-833-4901

                             INFORMATION STATEMENT

              PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE
                   ACT OF 1934 AND REGULATION 14C THEREUNDER


                                  INTRODUCTION

This information statement (the "Information Statement") will be mailed on or about June 11, 2012 to the stockholders of record, as of May 23, 2012 (the "Record Date"), of Turbodyne Technologies, Inc., a Nevada corporation (the "Company" or "Turbodyne" or "us","we" or "our"), pursuant to Section 14(c) of the Exchange Act of 1934, as amended (the "Exchange Act"). THIS INFORMATION STATEMENT IS CIRCULATED TO ADVISE THE STOCKHOLDERS OF ACTION ALREADY APPROVED AND TAKEN WITHOUT A MEETING BY WRITTEN CONSENT OF THE STOCKHOLDERS WHO COLLECTIVELY HOLD A MAJORITY OF THE VOTING POWER OF OUR CAPITAL STOCK. Therefore, this Information Statement is being sent to you for informational purposes only.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Pursuant to Rule 14c-2 under the Exchange Act, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the stockholders and, in case of Items 1 and 2 the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada:

1. A reverse stock split of our issued and outstanding common stock on a twenty
(20) shares into one (1) share basis ("Reverse Split"), without changing our authorized capitalization ,consisting of 1,000,000,000 shares of common capital stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share and authorizing an amendment to reflect the forgoing.

2. An Amendment to the Articles of Incorporation to change the name of the Company to Electronic Propulsion Labs, Inc.

3. An Amendment to the Articles of Incorporation to eliminate a requirement for a classified board of directors.

4. Ratification of a resolution of the sole director authorizing the issuance of convertible notes to two officers, including the sole director, in satisfaction of past due compensation and for the extension of consulting agreements with such individuals.

     On April 19, 2012, our sole Director adopted and approved resolutions for the reverse split,amendment of the Company's Articles of Incorporation for the foregoing amendments as well as the resolution authorizing the issuance of a convertible notes to officers and the sole director in lieu of past due compensation and for extension of consulting agreements with such individuals

     Our principal shareholders and other holders owning 527,336,322 shares of common stock which represents 52.73% of the issued and outstanding shares of common stock. Such percentage of shares has the requisite voting power to approve the resolutions regarding decrease in the number of our issued and outstanding shares so that each twenty (20) shares become one (1) share ("reverse split"),the amendments to the Company's Articles of Incorporation to reflect the reverse split, change the Company's name and to eliminate a classified board, as well as ratification of director action concerning the issuance of convertible notes and extension of engagement contracts.

     Under Section 14(c) of the Securities Exchange Act of 1934, actions taken by written consent without a meeting of stockholders cannot become effective until 21 days after the mailing date of this definitive Information Statement or as soon thereafter as practicable. We are not seeking written consent from any stockholders other than our majority shareholder and our other stockholders will not be given an opportunity to vote as to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

     It is proposed that this Information Statement will be sent to stockholders on or about June 11, 2012.

COMPANY BACKGROUND

     Turbodyne was incorporated under the laws of British Columbia, Canada in 1983. We reincorporated under the laws of the State of Delaware in 1998. We reincorporated under the laws of the State of Nevada in August 2002.

     Turbodyne is a "reporting company" under the Securities Exchange Act of 1934. Its public filings made prior to August 20,2010 may be accessed at www.sec.gov. Our common stock is listed for quotation on the pink sheets having the symbol "TRBD". The Company, because of it's financial position, has been delinquent in fulfilling its filing requirements as a Reporting Company and filed its last report on August 19, 2010. It has engaged a new auditor and is in the process of preparing delinquent reports for filing.

REVERSE STOCK SPLIT AND THE PURPOSE THEREOF

     Our sole Director approved the Reverse Split , because he determined that it is in our best interest to effectuate a reverse stock split of our issued and outstanding shares on the basis of twenty (20) shares into one (1) share. The reverse stock split may also be referred to as a decrease in the outstanding shares. The reduction in the number of outstanding shares through the reverse stock split will provide flexibility in future corporate development and may increase the per share market price of our common stock which may provide a more favorable trading market for the shares.

     While a decrease in the number of shares issued and outstanding may cause an increase in the trading price of our shares, no assurance can be given that the trading price of the stock will increase after the reverse split becomes effective. The trading price of the shares may remain the same or even be less. Lower priced shares are looked upon with disfavor by the regulatory authorities. Some investors also do not invest in low priced stocks.

     Our shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share has one non-cumulative vote, equal participation in dividends declared by the board of directors, and any distribution of assets upon liquidation.

     Holders have no preemptive right to acquire additional shares and our common stock is not subject to redemption and has no subscription or conversions rights.

     Under Nevada law, a corporation may accomplish a reverse stock split without decreasing the number of authorized shares of the same class if the board of directors adopts a resolution stating the proposal to decrease the number of issued and outstanding shares of a class or series and the proposal is approved by the vote of stockholders with a majority of the voting power of the outstanding shares of the affected class or series.

     No fractional shares will be issued in the reverse split. Stockholders who would be entitled to receive fractional shares will not receive cash. Instead, the number of shares evidenced by a certificate which when applying the reverse split ratio ends up with fractional shares will be rounded up to the next whole number.

Effects of the Reverse Split

     Split shares issued in connection with the Reverse Split will be fully paid and non-assessable. The number of our stockholders will remain the same. The reverse split will decrease the number of outstanding common shares but will not affect the proportionate interest in our Company, except for minor differences resulting from the rounding of the fractional shares. Par value per share remains unchanged.

     The general expectation is that the Reverse Split will cause a corresponding increase in the market price of the post split shares. There can be no assurance that our common stock will trade at a multiple of our current market price and that, if so, any such price will be sustained. If the trading price declines after our Reverse Split, it will cause a greater percentage decline and a drop in our market capitalization. The reduction in the number of shares outstanding may also reduce market liquidity. The reverse split may also increase the number of odd lot shareholders. Odd lot shareholders may experience an increase in the costs of selling shares and encounter increased problems in such sales. No assurance can be given that the reverse split will have the desired results as stated. We have no immediate plans to issue shares of common stock following the reverse stock split of the common shares. We anticipate remaining a public company after the reverse stock split and we expect we will continue to file periodic and other reports with the SEC under the Exchange Act.

     After the Reverse Split, the share certificate you hold will continue to be valid. In the future, we will have new certificates that will reflect the reverse stock split and new capitalization. This will not affect the validity of your current share certificates. The reverse split will occur on the effective date without any action by our stockholders. After the Reverse Split, each share certificate representing pre-split common stock will represent 1/20th the shares of post-split common stock. Certificates representing post-split common stock will be issued as old share certificates are tendered for exchange or transfer. Certificates representing restricted shares will have the same restricted legend as on the prior certificates.

     Our stock transfer agent is Transfer Online, Inc. located at 512 SE Salmon Street, Portland, OR 97214, phone no. 503-227-2950. We suggest that stockholders do not send in their stock certificates at this time but wait until after they are confident that our eventual filings with the Secretary of State of Nevada have been received and accepted by it. We would also encourage you to call Transfer Online, Inc. before sending in your certificates to determine the cost of getting new, post-split certificates issued. This is not a cost or expense that will be borne by the Company nor is the Company responsible if your shares get lost while being transmitted to Transfer Online, Inc.

CORPORATE NAME CHANGE AND THE PURPOSE THEREOF

     Our sole Director approved a change in our name to Electronic Propulsion Laboratories, Inc. This name change, we believe, will identify our business pursuits, which are broader than our present name suggests.

ELIMINATION OF CLASSIFIED BOARD AND THE PURPOSE THEREOF.

     The present Articles of Incorporation provide for a classified board of directors . That is board members were to be divided into three groups or classes with ultimately each member of the group to have a three year term. The Company has not complied with such requirement and it now serves no purpose. We do not have a sufficient number of directors to utilize this provision . Indeed the provision is not suitable for a small company as ours. The Company therefore believes it is in the best interest to eliminate this requirement.

RATIFICATION OF CONVERTIBLE NOTE AND EXTENSION OF CONSULTING AGREEMENTS

     On April 1, 2006 we entered into a consulting agreement ("Consulting Agreement") with Aspatuck Holdings, Ltd. ('AHI"), which was obligated to provide the services of Jason Meyers to the Company. Jason Meyers is now our -Chief Executive Officer since March 27, 2008 and controls ("AHI"). The Agreement was for a three year term. As compensation for Consultant's services, the Company was obligated to pay Consultant a cash fee of not less than $120,000 per annum. As additional consideration under the Consulting Agreement, Jason Meyers received seven year Warrants (the "Warrants") to purchase 32,000,000 of shares of the common stock of the Company (the "Shares"). The Warrants had an exercise price of $0.0117 per share. Debi Kokinos, entered into a substantially identical agreement in 2006, providing for her services as Chief Financial Officer. Ms. Kokinos was to receive annual compensation of approximately $77,520 and the grant of 9,600,000 Warrants. On April 1, 2009 we in effect extended both of these Agreement for an additional three year term and each provided for the grant of the same number of Warrants for an additional 32,000,000 to Mr. Meyers and 9,600,000 to Ms. Kokinos. Both agreements were further extended in April 2012 for an additional-two year term without the grant of additional warrants.

     All the Warrants were divided equally into the three categories and vesting schedules based on various criteria including service, revenues and income. Of the Warrants only "service based" warrants to purchase 21,333,334 shares in the case of Mr. Meyers,and 6,488,89 shares in the case of Ms. Kokinos have vested.

     The Company failed to pay a substantial portion of the fees due under these Agreements. As of December 31, 2011 the Company was indebted, to both AHI and DK in the total amount of $ 896,246 ('Past Due Fees"), of which $244,160.00 is owed to DK and $652,226.87 is owed to AHI. The Company proposed to issue notes ("Note" or "Notes") in satisfaction of the Past Due Amounts and AHI and Ms. Kokinos have each agreed to accept such Notes in satisfaction of such obligation. The Notes will have a maturity of 3 years; accrue interest at a rate equal to 5% per annum based on a 360 day year; be convertible into shares of the Company's common stock at a price equal to $.001 per Share and be transferrable at the option of the holder.

     The consent ratifies the Notes and extension of the Agreements. AHI Ms. Kokos only executed the consent for this purpose after all the other consenting shareholders approved of the ratification. As a result of this action AHI and Ms. Kokinos could respectively acquire on a post split basis 32,611,344 shares and 12,208,050 shares respectively, for an aggregate of 44,819,394 shares.

MISCELLANEOUS

     The Company will pay the costs of sending out the Information Statement once we have satisfied all comments of the SEC. At such time as we are able to file a Definitive Information Statement on Edgar, we will be in a position to mail this Information Statement out to the stockholders.

     We are sending this Information Statement to shareholders to comply with regulatory requirements. Your consent or vote to the above actions is not required and is not being solicited.

TAX CONSEQUENCES

     The following comments pertain to U.S. persons. Stockholders should consult with their tax advisors regarding their particular situation as the relevant circumstances may cause a different result or application of the tax statutes.

     Generally no gain or loss occurs when pre-split shares are exchanged for post-split shares. It is believed that the transaction qualifies as a tax free exchange. Shareholders are urged to consult with their tax advisors regarding any tax implications. The holding period and the aggregate tax basis should remain unchanged. The particular facts and circumstances of an individual shareholder may have different results and stockholders are advised to seek advice and counsel from their tax advisors.

POSSIBLE ISSUANCE OF ADDITIONAL SHARES AT THIS TIME

     We have outstanding options, warrants and notes exercisable or convertible into shares of Common Stock which presently may not be converted or exercised because we do not have available shares to issue upon any such exercise or conversion. As a result of the reverse split 44,819,394 post split shares may be issued to AHI and Ms. Kokinos upon conversion of the notes ratified hereby and another 1,396,667 shares may be issued to them upon exercise of warrants presently owned by them. Robert Roche, a principal shareholder, may acquire additional shares upon exercise of a convertible note presently owned by him. Other than presently outstanding options , warrants and notes no obligations or agreements to issue any additional shares of common stock exist at this time. However there are convertible shares and warrants which now can be converted or exercised.

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



NO APPRAISAL OR DISSENTERS RIGHTS

     Under the Nevada Revised Statutes, our shareholders are not entitled to dissenters' or appraisal rights with respect to the proposed Amendments and changes to our Articles and we will not independently provide our stockholders with any such rights.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     The sole director and chief financial officer have a direct benefit from the ratification. No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments which are not shared by all other stockholders, pro rata.

PROPOSALS BY SECURITY HOLDERS

     There are no proposals by security holders.

OUTSTANDING VOTING STOCK AND CONSENTING MAJORITY STOCKHOLDER

     The following table sets forth the ownership of our common Stock as of the date of this document for each person known to the Company to be the beneficial owner of more than 5% of the Company's common stock, each director of the Company, and each person intended to file a written consent to the adoption of the Amendments, and all directors, executive officers and designated shareholders of the Company as a group. The information as to beneficial ownership was provided to the Company from its shareholder list. As of the date of this document, there were 1,000,000 shares of common stock issued and outstanding. The common stock is our only outstanding class of stock.

       ----------------------------- --------------------------- ---------------

       Name and Address              Amount and Nature of          Percentage of
       Beneficial Owner              of Beneficial Ownership (1)   Common Stock
       ----------------------------- --------------------------- ---------------

       ----------------------------- --------------------------- ---------------
       Jason Meyers  (2) (3) (4)     87,682,579                     8.7%

       ----------------------------- --------------------------- ---------------
                                     66,349,245                    6.63
       Aspatuck Holdings Ltd.(1) (1)

       ----------------------------- --------------------------- ---------------
       Debi Kokinos  (2) (4)         6,888,897                        *

       ----------------------------- --------------------------- ---------------
       Robert Roche                  111,904,471                  11.19
       ----------------------------- --------------------------- ---------------
       Salvatore  Rutigliano (5)     98, 597,746                   9.86

       ----------------------------- --------------------------- ---------------
       D. Herman Mobley              80,000,000                     8.0

       ----------------------------- --------------------------- ---------------
       Glenn Nugent                  59,566,660                    5.96

       ----------------------------- --------------------------- ---------------
       Richard Milazzo               55,,357,500,                  5.53

       ----------------------------- --------------------------- ---------------
       All Officers and Directors    94,571,476 (2) (3) (4)         9.3
       as a Group (2 persons)
       ----------------------------- --------------------------- ---------------

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



The address of all holders is c/o the Company at 888 Seventh Avenue, 17th floor New York, New York, NY 10106.

* less than 1 %.

(1) The number of shares in each case does not reflect the reverse split.

(2) Includes 66,349,245 shares owned of record by Aspatuck Holdings Ltd. of which Jason Meyers is the controlling party and 21,333,334 shares issuable upon the conversion of warrants but does not include shares subject to convertible notes.

(3) Does not include shares which maybe acquired upon exercise of the convertible notes if the issuace of such notes are ratified and the reverse split approved.

(4) Consists entirely of presently exercisable options and warrants.

(5) Does not include a number of shares subject to convertible note.

All of the above shareholders above voted any record shares they owned in favor of the proposed actions described herein by written consent.

ADDITIONAL INFORMATION

Presently Turbodyne has 1,000,000,000 shares of common stock issued and outstanding. The reverse split will reduce that number to 50,000,000 shares of common stock and the reverse split will be effective for the presently issued and outstanding shares.

A MAJORITY OF SHAREHOLDERS HAVE CONSENTED TO THE CHANGE IN NAME, THE REVERSE STOCK SPLIT , ELIMINATION OF A CLASSIFIED BOARD AND RATIFICATION OF SOLE DIRECTOR ACTION AND OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE ACTIONS UNDER NEVADA LAW AND HAVE DONE SO.

NO FURTHER VOTES OR PROXIES ARE NEEDED AND NONE ARE REQUESTED. WE ARE NOT REQUESTING A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND A PROXY.


THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.


                                    BY ORDER OF THE BOARD OF DIRECTORS


Date:  June 11, 2012.               /s/ Jason M  Meyers
                                    ----------------------------
                                    Jason M Meyers, Chairman
                                    Chief Executive Officer
                                    Turbodyne Technologies, Inc.




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